Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-210502

GENERAL MOTORS FINANCIAL COMPANY, INC.
$6,000,000,000
RIGHT NOTES
VARIABLE DENOMINATION FLOATING RATE DEMAND NOTES

Pricing Supplement – Dated October 1, 2018
(To Prospectus dated March 31, 2016)

The current Registration Statement for the Notes (No. 333-210502) was automatically effective on March 31, 2016. As of October 1, 2018, the interest rates on the Notes will be as follows:

Principal Amount	Under $15,000	$15,000 - $50,000	Over $50,000
Interest Rate per Annum	2.25%	2.35%	2.50%